                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of November 18, 2003, among NCO Group, Inc., a Pennsylvania corporation (the "Parent"), NCOG Acquisition Corporation, a Pennsylvania corporation and a wholly-owned subsidiary of the Parent (the "Purchaser"), and RMH Teleservices, Inc., a Pennsylvania corporation (the "Company").

                  WHEREAS, the Boards of Directors of the Parent, the Purchaser and the Company have approved the merger of the Purchaser with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein;

                  WHEREAS, this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement each shareholder of the Company listed on Annex IIA, is entering into a Voting Agreement in one of the forms attached hereto as Annex II.

                  NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1. The Merger. (a) Upon the terms and subject to the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof, and in accordance with the provisions of this Agreement and the Business Corporation Law of the Commonwealth of Pennsylvania (the "BCL"), the parties hereto shall cause the Purchaser to be merged with and into the Company, and the Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the Commonwealth of Pennsylvania. At the Effective Time, the separate existence of the Purchaser shall cease.

         (b) The Surviving Corporation shall retain the name of the Company and shall possess all the rights, privileges, immunities, powers and franchises of the Purchaser and the Company and shall by operation of law become liable for all the debts, liabilities and duties of the Company and the Purchaser.

         1.2. Articles of Incorporation. Subject to Section 6.9(a) hereof, the Articles of Incorporation of the Purchaser in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with provisions thereof and as provided by law.

         1.3. By-Laws. Subject to Section 6.9(a) hereof, the By-Laws of the Purchaser in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter amended, altered or repealed as provided therein and by law.

         1.4. Directors and Officers. The directors and officers of the Purchaser immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation.

         1.5. Effective Time. The Merger shall become effective at the time when a properly executed certificate of merger (the "Certificate of Merger"), together with any other documents required by law to effectuate the Merger, shall be filed and recorded with the Secretary of State of the Commonwealth of Pennsylvania in accordance with the BCL. The Certificate of Merger shall be filed in accordance with the BCL as soon as practicable after the Closing. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

                                   ARTICLE II

                              CONVERSION OF SHARES

         2.1. Company Common Stock. (a) Each share (a "Share") of common stock, no par value per share (the "Common Stock"), of the Company issued and outstanding immediately prior to the Effective Time (except for Shares then owned beneficially or of record by the Company, the Parent, the Purchaser or any of the other Parent Subsidiaries or the Company Subsidiaries), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive that number of fully paid and non-assessable shares of the common stock, no par value per share, of the Parent ("Parent Common Stock"), as determined by the following formula (hereinafter the "Exchange Ratio"): $5.50 divided by the Parent Common Stock Value (such fractional share, the "Merger Consideration"). The Exchange Ratio shall be rounded to five decimal places. Notwithstanding anything to the contrary contained herein, if the Parent Common Stock Value is between $27.00 and $31.91 inclusive, the Parent Common Stock Value shall be deemed to be $27.00, and if the Parent Common Stock Value is between $22.00 and $18.00 inclusive, the Parent Common Stock Value shall be deemed to be $22.00. Notwithstanding anything to the contrary contained herein, if the Parent Common Stock Value is less than $18.00, Parent may elect, at its sole option, to adjust the Exchange Ratio to an amount equal to (i) $4.50 divided by the Parent Common Stock Value, or (ii) remain at 0.25, and if the Parent Common Stock Value is more than $31.91, the Exchange Ratio shall automatically adjust to an amount equal to $6.50 divided by the Parent Common Stock Value.

         (b) Each Share issued and outstanding immediately prior to the Effective Time which is then owned beneficially or of record by the Company, the Parent, the Purchaser or any of the other Parent Subsidiaries or the Company Subsidiaries, shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist, without any conversion thereof.

         (c) Each Share issued and held in the Company's treasury immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and retired and cease to exist, without any conversion thereof.

         (d) At the Effective Time the holders of certificates representing Shares shall cease to have any rights as shareholders of the Company, except for the right to receive the Merger Consideration and for such rights, if any, as they may have pursuant to the BCL.

         2.2. Fractional Interests. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights as a shareholder of the Parent. In lieu of a fractional interest in a share of Parent Common Stock, each holder of Shares exchanged pursuant to
Section 2.1 who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock shall receive cash (without interest) in an amount equal to the product of such fractional interest multiplied by the Parent Common Stock Value.

         2.3. Anti-Dilution Provisions. The Exchange Ratio shall be adjusted appropriately to reflect any stock dividends, splits, recapitalizations or other similar transactions with respect to the Shares and the shares of Parent Common Stock where the record date occurs prior to the Effective Time; provided that the Exchange Ratio shall not be adjusted as a result of Parent Common Stock issued in connection with the acquisition of NCO Portfolio Management, Inc. or any other acquisition.

         2.4. Purchaser Common Stock. Each share of common stock, no par value per share ("Purchaser Common Stock"), of the Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one fully paid and non-assessable share of common stock, no par value per share ("Surviving Corporation Common Stock"), of the Surviving Corporation. From and after the Effective Time, each outstanding certificate theretofore representing shares of Purchaser Common Stock shall be deemed for all purposes to evidence ownership of and to represent the same number of shares of Surviving Corporation Common Stock.

         2.5. Exchange of Shares. (a) Prior to the Effective Time, the Parent shall deposit in trust with an exchange agent designated by the Purchaser and reasonably satisfactory to the Company (the "Exchange Agent"), shares of Parent Common Stock in an amount sufficient to pay the Merger Consideration payable pursuant to Section 2.1(a) plus sufficient cash to make the payments required under Section 2.2 (such amount being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, issue the shares of Parent Common Stock out of the stock portion of the Exchange Fund and make the payments provided for in Section 2.2 of this Agreement out of the cash portion of the Exchange Fund. The Exchange Agent shall invest the cash portion of the Exchange Fund as the Parent directs, in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest, commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $5,000,000,000. The Exchange Fund shall not be used for any other purpose except as provided in this Agreement.

         (b) Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each record holder (other than the Company, the Parent, the Purchaser or any of the other Parent Subsidiaries or the Company Subsidiaries) as of the Effective Time of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates") a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of Parent Common Stock equal to the product of the number of Shares represented by such Certificate and the Exchange Ratio plus cash in lieu of fractional shares, less any applicable withholding tax, and such Certificate shall forthwith be canceled. No interest shall be paid or accrued on the shares of Parent Common Stock or the cash payable upon the surrender of the Certificates. If payment is to be made to a Person other than the Person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Exchange Agent and the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.5, each Certificate (other than Certificates representing Shares owned beneficially or of record by the Company, the Parent, the Purchaser or any of the other Parent Subsidiaries or Company Subsidiaries) shall represent for all purposes the right to receive the number of shares of Parent Common Stock equal to the product of the number of Shares evidenced by such Certificate and the Exchange Ratio plus cash in lieu of fractional shares, without any interest thereon.

         (c) If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the Surviving Corporation or the Parent, the posting by such person of a bond in such reasonable amount as such entity may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Certificate, the applicable portion of the Merger Consideration pursuant to this Agreement.

         (d) After the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the applicable portion of the Merger Consideration pursuant to this Agreement.

         (e) Any portion of the Exchange Fund which remains unclaimed by the shareholders of the Company for one year after the Effective Time (including any interest received with respect thereto) shall be repaid to the Surviving Corporation, upon demand. Any shareholders of the Company who have not theretofore complied with Section 2.5(b) and/or 2.5(c) shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) for payment of their proportionate claim for the Merger Consideration plus cash in lieu of fractional shares, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under Pennsylvania law.

         2.6. Employee Stock Options. The Company's Stock Option Plan (the "Company Option Plan") and all options to acquire Shares granted pursuant to the Company Option Plan that are issued and outstanding immediately before the Effective Time (collectively, the "Options"), shall be assumed by the Parent on the Effective Time and shall continue in effect, as an option plan of Parent and as options issued by Parent, respectively, in accordance with the terms and conditions by which they are governed immediately before the Effective Time (and each Option that prior to the Effective Time is, or as a result of the Merger becomes, fully vested and exercisable as a result of the Merger shall continue as a fully vested and exercisable option of Parent), subject to the adjustments set forth in the next sentence. On the Effective Time, each Option shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically adjusted to provide that (a) the number and type of shares issuable upon exercise of such Option shall be that number of shares of Parent Common Stock (rounded off to the nearest whole number of shares) equal to the number of Shares issuable upon exercise of such Option immediately before the Effective Time, multiplied by the Exchange Ratio, and (b) the exercise price per share of Parent Common Stock under such Option shall be that amount (rounded up to the nearest whole cent) equal to the exercise price per Share under such Option immediately before the Effective Time, divided by the Exchange Ratio. As soon as practicable (but in no event later than thirty days) after the Effective Time, Parent shall deliver to the holders of Company Options appropriate notices setting forth such holders' rights pursuant to the Company Option Plan and that the agreements evidencing the grants of such Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.6 after giving effect to the Merger). At or before the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options assumed in accordance with this Section 2.6. Within thirty business days after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Parent Common Stock subject to any Company Options held by all persons with respect to whom registration on Form S-8 is available and shall use all commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Options remain outstanding.

         2.7. Warrants. All Warrants to acquire Shares that are issued and outstanding immediately before the Effective Time, shall be assumed by the Parent on the Effective Time and shall continue in effect, as warrants of Parent and as warrants issued by Parent, respectively, in accordance with the terms and conditions by which they are governed immediately before the Effective Time (and each Warrant that becomes fully vested and exercisable as a result of the Merger shall continue as a fully vested and exercisable warrant of Parent), subject to the adjustments set forth in the next sentence. On the Effective Time, each Warrant shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically adjusted to provide that (a) the number and type of shares issuable upon exercise of such Warrant shall be that number of shares of Parent Common Stock (rounded off to the nearest whole number of shares) equal to the number of Shares issuable upon exercise of such Warrant immediately before the Effective Time, multiplied by the Exchange Ratio, and (b) the exercise price per share of Parent Common Stock under such Warrant shall be that amount (rounded up to the nearest whole cent) equal to the exercise price per Share under such Warrant immediately before the Effective Time, divided by the Exchange Ratio.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure letter delivered by the Company to the Parent prior to the date hereof (the "Company Disclosure Letter") and except as set forth in the Company SEC Filings, the Company represents and warrants to the Parent and the Purchaser as follows:

         3.1. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Each of the Company Subsidiaries which is a corporation is duly organized, and each of the Company Subsidiaries which is a limited partnership is duly formed, and each of the Company Subsidiaries is validly existing and in good standing, in each case under the laws of the jurisdiction of its incorporation or formation, as the case may be. Each of the Company and the Company Subsidiaries has all requisite power and authority to own, lease and operate its properties and to conduct its business as now being conducted. Except as set forth in Section 3.1 of the Company Disclosure Letter each of the Company and the Company Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing would not have a Company Material Adverse Effect (as defined in Annex I). Each of the Company Subsidiaries is listed in Section 3.1 of the Company Disclosure Letter, and except as and to the extent set forth therein, the Company owns beneficially and of record directly or indirectly all of the issued and outstanding capital stock or limited partnership interests, as the case may be, of each of the Company Subsidiaries, free and clear of any liens, claims, charges, mortgages or other encumbrances (collectively, "Liens"). Except as set forth in Section 3.1 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries owns, controls or holds with the power to vote, directly or indirectly, of record, beneficially or otherwise, any capital stock or any equity or ownership interest in any Person. The Company has heretofore delivered to the Parent accurate and complete copies of the Articles of Incorporation and By-Laws of the Company and each of the Company Subsidiaries, as currently in effect.

         3.2. Capitalization. (a) The authorized capital stock of the Company consists of (a) 20,000,000 shares of Common Stock of which, as of the date hereof, there are 16,011,830 shares issued and outstanding approximately 1,271,576 shares reserved for issuance in connection with the exercise of outstanding options (inclusive of 80,500 options to be issued as set forth in Section 5.1(f) of the Company Disclosure Letter) under the Company Option Plan, and no shares held in the Company's treasury, and (b) 5,000,000 shares of Preferred Stock, par value $1.00 per share ("Company Preferred Stock"), of which as of the date hereof, none were issued or outstanding. No other capital stock or other security of the Company is authorized, issued or outstanding. All issued and outstanding Shares and capital stock of the Company Subsidiaries are duly authorized, validly issued, fully paid and nonassessable. Except for outstanding options to acquire not more than 1,191,076 shares issued pursuant to the Company Option Plan and except for the Warrants as set forth in Section 3.2 of the Company Disclosure Letter, there are not now, and at the Effective Time there will not be, any securities, options, warrants, calls, subscriptions, preemptive rights, earn-outs or other rights or other agreements or commitments whatsoever obligating the Company or any of the Company Subsidiaries to issue, transfer, deliver or sell or cause to be issued, transferred, delivered or sold any additional shares of capital stock or other securities of the Company or any of the Company Subsidiaries, or obligating the Company or any of the Company Subsidiaries to grant, extend or enter into any such agreement or commitment. There are no outstanding contractual obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Company Subsidiaries. There are no outstanding contractual obligations of the Company or any of the Company Subsidiaries to vote or to dispose of any shares of the capital stock of any of the Company Subsidiaries.

         (b) All issuances and grants of all outstanding Warrants and Options, and all offerings, sales and issuances by the Company and each of the Company Subsidiaries of any shares of capital stock, including the Shares, were conducted in compliance with all applicable laws and all requirements set forth in all applicable agreements or plans, except where the failure to comply with such applicable laws, agreements or plans would not have a Company Material Adverse Effect.

         (c) There is no shareholder rights plan (or similar plan commonly referred to as a "poison pill") or similar existing agreement or plan under which the Company or any of the Company Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

         3.3. Authorization of this Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval by the shareholders of the Company, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Company's Board of Directors, the Board of Directors has declared the advisability of this Agreement and the consummation of the transactions contemplated hereby and thereby, and, except for the adoption of this Agreement by the shareholders of the Company, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and this Agreement constitutes a valid and binding agreement of the Company, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Assuming that none of the Parent, the Purchaser or any affiliate or associate of the Parent or Purchaser is an Interested Shareholder (as defined by Section 25F of the BCL) at the time of execution of this Agreement or the Voting Agreements, this Agreement, the Merger and the Voting Agreements have been approved by the Board of Directors of the Company so that Section 25F of the BCL will not apply to this Agreement, the Merger, the Voting Agreements or the transactions contemplated hereby and thereby.

         3.4. Consents and Approvals; No Violation. Except for (i) filings required under the Securities Act of 1933, as amended (the "Securities Act"), the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the filing of a Pre-Merger Notification and Report Form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and/or similar filings or notices under similar laws in Canada, if applicable, (iii) the filing and recordation of appropriate merger documents as required by the BCL and, if applicable, the laws of other states in which the Company is qualified to do business, and (iv) filings under securities or blue sky laws or takeover statutes of the various states, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, the failure to make or obtain which is reasonably likely to have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby or on the business or financial condition of the Company and the Company Subsidiaries taken as a whole. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any violation of any provision of the Articles of Incorporation or By-Laws of the Company, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, loss of material benefits or acceleration or give to any Person any interest in or result in the creation of any Lien upon any of the properties or assets of the Company or any of the Company Subsidiaries, with or without notice or lapse of time, or both, under the Articles of Incorporation or By-Laws of the Company or any note, bond, mortgage, indenture, license, benefit plan, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which any of them or any of their properties or assets is bound or (iii) assuming the truth of the representations and warranties of the Parent and the Purchaser contained herein and their compliance with all agreements contained herein and assuming the due making or obtaining of all filings, permits, authorizations, consents and approvals referred to in the preceding sentence, violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which the Company or any of the Company Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (ii) and (iii) mortgages, leases and other agreements listed on Section 3.4 of the Company Disclosure Letter, and other conflicts, violations, breaches, defaults or rights which, either individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

         3.5. Financial Statements and Reports. (a) Since September 30, 2001, the Company has timely filed all forms, reports and documents with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the Securities Act and the Exchange Act, all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. None of such Company SEC Filings, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The consolidated balance sheets and the related consolidated statements of income, cash flow and changes in shareholder equity of the Company and the Company Subsidiaries contained in the Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 2002, March 31, 2003 and June 30, 2003 and the Company's Annual Report on Form 10-K for the year ended September 30, 2002 (collectively, the "2003 Financial Statements"), and to be contained in Company SEC filings filed after the date hereof (collectively with the 2003 Financial Statements, the "Financial Statements"), when filed (i) complied or will comply in all material respects as to form with the published rules and regulations of the SEC and (ii) presented or will present fairly, in all material respects, the consolidated financial position of the Company and the Company Subsidiaries as of such date, and the consolidated results of their operations and their cash flows for the periods presented therein, in conformity with GAAP, except as otherwise noted therein, and subject in the case of quarterly financial statements to normal year-end audit adjustments and except that the quarterly financial statements do not or will not contain all of the footnote disclosures required by GAAP.

         (c) The books and records of the Company and its Subsidiaries have been prepared and maintained in form and substance adequate in all material respects for preparing the Company's financial statements in accordance with GAAP.

         3.6. Absence of Material Adverse Change. Since September 30, 2002, except as reflected in the Company's 2003 Financial Statements or on Section 3.6 of the Company Disclosure Letter, (i) there has not been any Company Material Adverse Effect, (ii) the Company and the Company Subsidiaries have conducted their businesses in the ordinary course of business and in a manner consistent with past practice in all material respects, and (iii) neither the Company nor any of the Company Subsidiaries has taken any of the actions or done any of the things described in clauses (a) through (m) of Section 5.1.

         3.7. Information in Proxy Statement/Prospectus, Registration Statement and HSR Filings. The Proxy Statement/Prospectus (or any amendment thereof or supplement thereto), at the date mailed to Company shareholders and at the time of the Company Shareholders Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Purchaser for inclusion in the Proxy Statement/Prospectus. None of the information supplied by the Company for inclusion or incorporation by reference in the S-4 Registration Statement will, at the date it becomes effective and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. To the knowledge of the Company, none of the information supplied or to be supplied by or on behalf of the Company or any of the Company Subsidiaries for inclusion or incorporation by reference in the filing or filings required under the HSR Act, at the date filed, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made hereby with respect to statements made in such filing or filings based on information supplied by Parent for inclusion therein.

         3.8. Undisclosed Liabilities. Except for liabilities or obligations reflected or reserved against in the 2003 Financial Statements, incurred in the ordinary course of business after September 30, 2002, or set forth in Section
3.8 of the Company Disclosure Letter, none of the Company or any of the Company Subsidiaries has any (i) liabilities or obligations (whether absolute, accrued, contingent or otherwise) which are required by GAAP to be so reflected or reserved against or (ii) liabilities or obligations (whether contingent or otherwise) which are not disclosed in the 2003 Financial Statements the failure of which to disclose to Parent could have a Company Material Adverse Effect. No other liabilities are required to be recorded by GAAP.

         3.9. Taxes. Except as set forth in Section 3.9 of the Company Disclosure Letter: (i) the Company and the Company Subsidiaries have filed with the appropriate governmental agencies all material Tax Returns required to be filed, taking into account any extension of time to file granted to or obtained on behalf of the Company and the Company Subsidiaries; (ii) all material Taxes of the Company and the Company Subsidiaries required to be paid have been paid to the proper authorities, other than such Taxes that are being contested in good faith by appropriate proceedings and that are adequately reserved for in accordance with GAAP; (iii) no deficiency has been asserted or assessed against the Company or any of the Company Subsidiaries, and no examination of the Company or any of the Company Subsidiaries is pending or, to the knowledge of the Company, is threatened for any material amount of Tax by any taxing authority; (iv) no extension of the period for assessment or collection of any material Tax is currently in effect and none has been requested; (v) no material Tax Liens have been filed with respect to any Taxes except Liens which are disclosed in the balance sheet contained in the 2003 Financial Statements, Liens for Taxes not yet due and payable and Liens for Taxes that are being contested in good faith; (vi) since January 1, 2000, the Company and each of the Company Subsidiaries have not made any voluntary adjustments by reason of a change in their accounting methods for any taxable period on or before the Effective Time; and (vii) the Company and the Company Subsidiaries are not parties to any Tax sharing or Tax allocation agreement. Except as set forth in Section 3.9 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code ss. 280G. Neither the Company nor any of the Company Subsidiaries has any liability for the Taxes of any Person (other than any of the Company or any of the Company Subsidiaries) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. For purposes of this Agreement, "Tax" or "Taxes" shall mean all United States federal, state or local or foreign taxes and any other applicable taxes, duties, levies, charges and assessments of any nature, including social security payments and deductibles relating to wages, salaries and benefits and payments to subcontractors (to the extent required under applicable tax law), and also including all interest, penalties and additions imposed with respect to such amounts; and "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

         3.10. Litigation. Except as set forth in Section 3.10 of the Company Disclosure Letter and except for such matters as are not reasonably likely to result in a Company Material Adverse Effect, there are no (i) actions, suits or proceedings or investigations pending or, to the knowledge of the Company, threatened, or (ii) outstanding awards, judgments, orders, writs, injunctions or decrees, or, to the knowledge of the Company, applications, requests or motions therefor, against or affecting the assets, business, operations or financial condition of the Company or the Company Subsidiaries at law or in equity in any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

         3.11. Compliance with Laws. Except as set forth in Section 3.11 of the Company Disclosure Letter, there are no violations or defaults by the Company or any of the Company Subsidiaries under any statute, law, ordinance, rule, regulation, judgment, order, decree, permit, concession, grant, franchise, license or other governmental authorization or approval applicable to them or any of their properties or their operations which are reasonably likely to have a Company Material Adverse Effect.

         3.12. Real and Personal Property; Assets. (a) Section 3.12 of the Company Disclosure Letter lists all material items of real property either owned by the Company or the Company Subsidiaries (the "Company Owned Real Property") or leased by the Company or the Company Subsidiaries (the "Company Leased Real Property"). Except as set forth in Section 3.12 of the Company Disclosure Letter, the Company and the Company Subsidiaries have good and marketable title to the Company Owned Real Property listed on Section 3.12 of the Company Disclosure Letter and valid leasehold interests in the Company Leased Real Property listed on Section 3.12 of the Company Disclosure Letter, in each case, free and clear of all Liens, except as set forth on Section 3.12 of the Company Disclosure Letter and except for (i) Liens for taxes and other governmental charges and assessments which are not yet due and payable or which are being contested in good faith by appropriate proceedings, (ii) Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business, (iii) easements, rights of way, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting the real property which do not have a material adverse effect on the use of the properties or assets subject thereto or affected thereby, (iv) statutory Liens in favor of lessors arising in connection with any property leased to the Company or the Company Subsidiaries, excluding Liens arising from any default or breach by the Company or any of the Company Subsidiaries, (v) Liens reflected in the Financial Statements and (vi) any other Liens which are not material ("Permitted Company Liens").

         (b) Each lease (including any option to purchase contained therein) pursuant to which the Company or any of the Company Subsidiaries leases any Company Leased Real Property listed on Section 3.12 of the Company Disclosure Letter or personal or intangible property (the "Company Leases") is in full force and effect and, to the knowledge of the Company, is enforceable against the landlord or lessor which is party thereto in accordance with its terms. To the Company's knowledge, there exists no material default (or any event with notice or lapse of time or both would become a material default) on the part of the Company or any of the Company Subsidiaries under any Company Leases. The Company has delivered to the Parent and the Purchaser complete and correct copies of all material Company Leases including all amendments thereto. Except as set forth in Section 3.12 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has received any notice of any default under any material Company Lease nor any other termination notice with respect thereto.

         (c) Except as set forth in Section 3.12 of the Company Disclosure Letter, the Company and the Company Subsidiaries have legal and beneficial ownership of all of their respective material tangible personal property and assets reflected in the balance sheet forming part of the Financial Statements, except for properties and assets disposed of in the ordinary course of business since the date of such balance sheet, in each case, free and clear of all Liens, except as set forth on Section 3.12 of the Company Disclosure Letter and except for Permitted Company Liens.

         (d) The Company and the Company Subsidiaries have all of the assets which are necessary and material to the operation of their respective businesses consistent with past practices. The material assets of the Company and the Company Subsidiaries, wherever located, are generally in operating condition, ordinary wear and tear excepted, other than assets that are no longer used in the conduct of their businesses.

         3.13. Employment Agreements and Benefits, etc. (a) Section 3.13 of the Company Disclosure Letter lists each employee benefit plan, program, policy or form of contract of the Company or any of the Company Subsidiaries, or to which there is an obligation to contribute by the Company or any of the Company Subsidiaries, other than any such plans, programs, policies, contracts or obligations, that, in the aggregate, are not material to the Company and the Company Subsidiaries taken as a whole. Section 3.13 of the Company Disclosure Letter sets forth, as of the date hereof, the number of options issued and outstanding under the Company Option Plan, the vesting and exercisability of which, pursuant to the terms of such plan, would be accelerated by reason of or in connection with the execution of or consummation of the transactions contemplated by this Agreement.

         (b) ERISA. All Employee Benefit Plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or the Code, previously or currently maintained or contributed to, or to which there is an obligation to contribute, by the Company or any of the Company Subsidiaries comply in all respects with the requirements of ERISA and the Code, as applicable, and are, and have been operated in full compliance with their provisions and with all applicable laws, except for any failures to comply which would not have a Company Material Adverse Effect. True and correct copies and descriptions of all of Company's Employee Benefit Plans, all employees affected or covered by Company's Employee Benefit Plans and all liabilities and obligations thereunder have been provided to Parent and will be updated on the Closing Date. No employee benefit plan (other than a multiemployer plan as defined in section 3(37) of ERISA) to which the Company or any member of the same controlled group of corporations as the Company within the meaning of section 4001 of ERISA contributes or has an obligation to contribute and which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code and no material liability (other than for annual premiums) to the Pension Benefit Guaranty Corporation has been incurred by the Company or any of the Company Subsidiaries with respect to any such plan. None of the Company or any of the Company Subsidiaries has incurred any material liability for any tax or penalty imposed by section 4975 of the Code or section 502(i) of ERISA. None of the Company or any of the Company Subsidiaries currently contributes to, has contributed to, or withdrawn at any time within the preceding six years from any multiemployer plan, as defined in section 3(37) of ERISA. There are no material pending or, to the Company's knowledge, threatened claims by or on behalf of any of the Employee Benefit Plans or by any employee or otherwise involving any such Company Plan (other than routine claims for benefits). Favorable letters of determination of the Company's Employee Benefit Plans' tax-qualified status under the Code from the IRS have been provided to Parent. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from Company or any of its subsidiaries under any of Company's Employee Benefit Plans, (ii) increase any benefits otherwise payable under any of Company's Employee Benefit Plans, or
(iii) result in the acceleration of the time of payment or vesting of any such benefits to any extent. There are no investigations or audits of any of Company's Employee Benefit Plans, any trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any of Company's Employee Benefit Plans which have been threatened or instituted nor does Company or any of its subsidiaries have knowledge of facts which could form the basis for any such investigation or audit.

         3.14. Opinion of Financial Advisor. The Board of Directors of the Company has received an opinion of Broadview International LLC, dated as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the holders of the Shares.

         3.15. Finders and Brokers. Except for Broadview International LLC, whose fees are set forth in the engagement letters attached to Section 3.15 of the Company Disclosure Letter, no agent, investment banker, broker, finder, intermediary or other Person acting on behalf of the Company or any of the Company Subsidiaries, is or shall be entitled to any brokerage, or finder's or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement. The Company has made available to Parent a copy of all commitments, agreements or other documentation in respect of which fees, commissions or other amounts may become payable to, and all indemnification and other contracts related to the engagement of, Broadview International LLC.

         3.16. Certain Contracts and Arrangements. Neither the Company nor any of the Company Subsidiaries is a party to or bound by any, is bound by, owns properties subject to, or receives benefits under: (a) any agreement, arrangement or contract not made in the ordinary course of business that (x) has been or would currently be required to be filed as an exhibit to any Company SEC Filing under the Exchange Act or (y) is or may reasonably be expected to be material to the financial condition, business or results of operations of the Company and the Company Subsidiaries, taken as a whole; (b) any agreement, indenture or other contract relating to the borrowing of money by the Company or any of the Company Subsidiaries or the guarantee by the Company or any of the Company Subsidiaries of any such obligation in each case, in an amount in excess of $50,000 currently outstanding or guaranteed or relating to future amounts which could reasonably be expected to exceed $50,000 (other than agreements and instruments relating to transactions between the Company and any of the Company Subsidiaries or between the Company Subsidiaries); (c) any agreement, arrangement or commitment (with respect to which there exist pending or future obligations) relating to the employment, election or retention of any present or former director, officer or any key employee with a base salary in excess of $100,000 of the Company or any of the Company Subsidiaries or providing for severance, termination or similar payments (other than amounts required by applicable law) to any such persons; and (d) any agreement containing covenants that limit, in any respect material to the Company and the Company Subsidiaries, the ability of the Company or any of the Company Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, the Company or any of the Company Subsidiaries may carry on its business, other than standard agency or distribution agreements that provide for exclusive geographic territories. Set forth in Section 3.16 of the Company Disclosure Letter is a list of the employees that have a title of General Manager or above that have signed a non-compete for the benefit of the Company. Copies of such agreements have been provided to Parent. Except as set forth in Section 3.16 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in violation of or default under any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or to which the Company or any of the Company Subsidiaries or any of their respective properties, assets or business may be subject, except for such violations or defaults which would not, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.16 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has given or received written notice of a material default or notice of termination with respect to any contract listed in Section 3.16 of the Company Disclosure Letter or any contract which is an exhibit to any Company SEC Filing.

         3.17. Employee Relations. Except as set forth in Section 3.17 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is a party to or bound by any union or collective bargaining contract, nor is any such contract currently being negotiated by or on behalf of Company or any of the Company Subsidiaries. There are no pending, nor, to the knowledge of the Company, threatened walkouts, strikes, union organizing efforts or labor disturbances or any pending arbitration, unfair labor practice, grievance, or other proceeding of any kind with respect to the Company's or any of the Company Subsidiaries' employees. Upon termination of the employment of any of its employees, neither the Company nor any of the Company Subsidiaries will by reason of any action taken or agreement, contract, arrangement or plan be liable to any of its employees for severance pay or any other payments, except as set forth in Section 3.17 of the Company Disclosure Letter and except as provided by applicable law. Since September 30, 2001, Company and the Company Subsidiaries have not had an "employment loss" within the meaning of the Workers' Adjustment and Retraining Notification Act ("WARN Act") or similar foreign law, and the respective regulations thereunder.

         3.18. Intellectual Property; Software. (a) Except as, individually or in the aggregate, would not reasonably be likely to have a Company Material Adverse Effect, and except as set forth in Section 3.18 of the Company Disclosure Letter, the conduct of the business of the Company and the Company Subsidiaries does not, to the knowledge of the Company, infringe upon any Intellectual Property (as defined below) right of any Person; and except as set forth in Section 3.18 of the Company Disclosure Letter and except for such matters as are not reasonably likely to result in liability to the Company or any of the Company Subsidiaries in excess of $20,000 individually or in the aggregate for all related claims, there are no pending or, to the knowledge of Company, threatened proceedings or litigation by any person against the use by the Company or the Company Subsidiaries of any name, corporate name, fictitious name, software, trademarks, trade names, service marks, service names, logos, assumed names, copyrights, trade secrets, patents and all registrations, and applications therefor, and all good will with respect to the foregoing, which are owned by the Company or any of the Company Subsidiaries or used in the operation of the Company's or any of the Company Subsidiaries' business as currently conducted (collectively, the "Intellectual Property").

         (b) Except as set forth in Section 3.18 of the Company Disclosure Letter, the Company owns or has valid licenses (including sufficient numbers of licenses) or other rights to use the Intellectual Property which are necessary to permit the Company to conduct its operations as currently conducted and which are material to its operations.

         3.19. Environmental Matters. To the knowledge of the Company, the Company and the Company Subsidiaries are in compliance with all applicable health, safety and environmental laws, except to the extent that non-compliance is not reasonably likely to result in a Company Material Adverse Effect. To the knowledge of the Company, except as set forth in Section 3.19 of the Company Disclosure Letter, there is no matter which is reasonably likely to expose the Company or any of the Company Subsidiaries to a material liability pursuant to environmental laws to clean-up or remedy any release of hazardous substances at any of the real property of the Company and the Company Subsidiaries.

         3.20. Related Party and Affiliate Transactions. Except as set forth in
Section 3.20 of the Company Disclosure Letter or in the Company SEC Filings, no event has occurred that would be required to be reported by Company pursuant to
Item 404 of Regulation S-K promulgated by the SEC. Section 3.20 of the Company Disclosure Letter identifies each person who is an "affiliate" (as that term is used in Rule 145 under the Securities Act) of Company as of the date of this Agreement.

         3.21. Insurance. The Company and the Company Subsidiaries are covered by valid and currently effective insurance policies issued in favor of the Company or the Company Subsidiaries that are customary for companies of similar size and financial condition. All such policies are in full force and effect, all premiums due thereon have been paid and the Company has complied in all material respects with the provisions of such policies. The Company has not been advised in writing within the year prior to the date of this Agreement of any defense to coverage in connection with any pending claim to coverage asserted or noticed by the Company under or in connection with any of its existing insurance policies, other than customary reservations of right. The Company has not within the twelve months prior to the date of this Agreement received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering the Company and the Company Subsidiaries that there will be a cancellation or non-renewal of existing policies or binders.

         3.22. Questionable Payments. To the knowledge of the Company, within the last year no current or former director, executive, officer, representative, agent or employee of the Company or any of the Company Subsidiaries (when acting in such capacity or otherwise on behalf of the Company or any of the Company Subsidiaries or any of their predecessors) (a) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of the Company or any of the Company Subsidiaries; or (b) made any material gift that is not deductible for federal income tax purposes using corporate funds or otherwise on behalf of the Company or any of the Company Subsidiaries.

         3.23. Disclosure. No representation or warranty by the Company in this Agreement (including the Company Disclosure Letter) contains or will contain any untrue statement of a fact or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein, taken as a whole, not misleading in any material respect. There is no fact known to the Company which would reasonably be expected to have a Company Material Adverse Effect which has not been set forth in the Company SEC Filings or in this Agreement (including the Company Disclosure Letter).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         OF THE PARENT AND THE PURCHASER

         Except as set forth in the disclosure letter delivered by Parent and Purchaser to the Company prior to the date hereof ("Parent Disclosure Letter") and except as set forth in the Parent SEC Filings, the Parent and the Purchaser jointly and severally represent and warrant to the Company as follows:

         4.1. Organization. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Purchaser and each of the other Parent Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Parent, the Purchaser and the other Parent Subsidiaries has all requisite power and authority to own, lease and operate its properties and to conduct its business as now being conducted. Each of the Parent, the Purchaser and the other Parent Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing would not have a Parent Material Adverse Effect. Except as and to the extent set forth in the Parent Disclosure Letter delivered by the Parent and the Purchaser to the Company prior to the execution of this Agreement or in the Parent SEC Filings, the Parent owns beneficially and of record directly or indirectly all of the issued and outstanding capital stock of each of the Parent Subsidiaries, free and clear of any Liens.

         4.2. Capitalization. The authorized capital stock of the Parent consists of (a) 50,000,000 shares of Parent Common Stock of which, as of September 30, 2003, there are 25,973,850 shares issued and outstanding, approximately 8,113,000 shares reserved for issuance in connection with the exercise of outstanding options under Parent's stock option plans, outstanding warrants and outstanding convertible notes, and no shares held in the Parent's treasury, and (b) 5,000,000 shares of preferred stock, of which as of the date hereof, no shares were issued or outstanding. No other capital stock of the Parent is authorized, issued or outstanding. All issued and outstanding Shares and capital stock of the Company Subsidiaries are duly authorized, validly issued, fully paid and nonassessable. The shares of Parent Common Stock that will be issued in connection with this Agreement will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable.

         4.3. Authorization of this Agreement. Each of the Parent and the Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Parent's and the Purchaser's respective Board of Directors and, no other corporate proceedings on the part of the Parent and the Purchaser are necessary to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Parent and the Purchaser, and this Agreement constitutes a valid and binding agreement of the Parent and the Purchaser, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.4. Consents and Approvals; No Violation. Except for (i) filings required under the Securities Act and the Exchange Act, (ii) the filing of a Pre-Merger Notification and Report Form by Parent under the HSR Act, and/or similar filings or notices under similar laws in Canada, if applicable, (iii) the filing and recordation of appropriate merger documents as required by the BCL and, if applicable, the laws of other states in which the Parent or the Purchaser is qualified to do business, and (iv) filings under securities or blue sky laws or takeover statutes of the various states, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Parent and the Purchaser of the transactions contemplated by this Agreement, the failure to make or obtain which is reasonably likely to have a material adverse effect on the ability of the Parent or the Purchaser to consummate the transactions contemplated hereby or on the business or financial condition of the Parent, the Purchaser and the other Parent Subsidiaries taken as a whole. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by either the Parent or the Purchaser with any of the provisions hereof will (i) conflict with or result in any violation of any provision of the Articles of Incorporation or By-Laws of the Parent or the Purchaser, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, loss of material benefits or acceleration or give to any Person any interest in or result in the creation of any Lien upon any of the properties or assets of the Parent, the Purchaser or any of the other Parent Subsidiaries, with or without notice or lapse of time, or both, under the Articles of Incorporation or the By-Laws of the Parent or the Purchaser or any note, bond, mortgage, indenture, license, benefit plan, agreement or other instrument or obligation to which the Parent, the Purchaser or any of the other Parent Subsidiaries is a party or by which any of them or any of their properties or assets is bound or (iii) assuming the truth of the representations and warranties of the Company contained herein and their compliance with all agreements contained herein and assuming the due making or obtaining of all filings, permits, authorizations, consents and approvals referred to in the preceding sentence, violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which the Parent, the Purchaser or any of the other Parent Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (ii) and
(iii) mortgages, leases and other agreements listed on Section 4.4 of the Parent Disclosure Letter, and other conflicts, violations, breaches or defaults which, either individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

         4.5. Financial Statements and Reports. (a) The Parent has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the Securities Act and the Exchange Act (collectively, the "Parent SEC Filings"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. None of such Parent SEC Filings, at the time filed or as subsequently amended by a Parent SEC Filing filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Parent SEC Filings filed after the date of this Agreement and prior to the Effective Time, (i) will comply in all material respects with all applicable requirements of the Securities Act and the Exchange Act and (ii) will not at the time they will be filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, except as set forth in Section 4.7 hereof, no representation is made by the Parent or the Purchaser with respect to the S-4 Registration Statement or the Proxy Statement/Prospectus.

         (b) The consolidated balance sheets and the related consolidated statements of income, cash flow and changes in shareholder equity of the Parent and the Parent Subsidiaries (i) contained in the Parent's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003 and the Parent's Annual Report on Form 10-K for the year ended December 31, 2002 (collectively, the "Parent 2002-2003 Financial Statements"), and (ii) to be contained in Parent SEC Filings filed after the date hereof (collectively with the Parent 2002-2003 Financial Statements, the "Parent Financial Statements"), when filed (i) complied or will comply in all material respects as to form with the published rules and regulations of the SEC and (ii) presented or will present fairly the consolidated financial position of the Parent and the Parent Subsidiaries as of such date, and the consolidated results of their operations and their cash flows for the periods presented therein, in conformity with GAAP, except as otherwise noted therein, and subject in the case of quarterly financial statements to normal year-end audit adjustments and except that the quarterly financial statements do not contain all of the footnote disclosures required by GAAP.

         (c) The books and records of the Parent and its Subsidiaries have been prepared and maintained in form and substance adequate in all material respects for preparing the Parent's financial statements in accordance with GAAP.

         4.6. Absence of Material Adverse Change. Since December 31, 2002, except as reflected in the Parent 2002-2003 Financial Statements or on Section
4.6 of the Parent Disclosure Letter, there has not been a Parent Material Adverse Effect.

         4.7. Information in Proxy Statement/Prospectus, Registration Statement and HSR Filings. The S-4 Registration Statement (or any amendment thereof or supplement thereto), at the date it becomes effective and at the time of the Company Shareholders Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Purchaser with respect to statements made therein based on information supplied by the Company for inclusion in the S-4 Registration Statement. None of the information supplied by Parent or Purchaser for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date mailed to shareholders and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 Registration Statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. To the knowledge of the Parent, none of the information supplied or to be supplied by or on behalf of any of the Parent and the Parent Subsidiaries for inclusion or incorporation by reference in the filing or filings required under the HSR Act, at the date filed, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made hereby with respect to statements made in such filing or filings based on information supplied by Company for inclusion therein.

         4.8. Undisclosed Liabilities. Except for liabilities or obligations reflected or reserved against in the Parent 2002-2003 Financial Statements, incurred in the ordinary course of business after September 30, 2002, or set forth in Section 4.8 of the Parent Disclosure Letter, none of the Parent or any of the Parent Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) which are required by GAAP to be so reflected or reserved against.

         4.9. Taxes. Except as set forth in Section 4.9 of the Parent Disclosure Letter, (i) the Parent and the Parent Subsidiaries have filed with the appropriate governmental agencies all material Tax Returns required to be filed, taking into account any extension of time to file granted to or obtained on behalf of the Parent and the Parent Subsidiaries; and (ii) all material Taxes of the Parent and the Parent Subsidiaries required to be paid have been paid to the proper authorities, other than such Taxes that are being contested in good faith by appropriate proceedings and that are adequately reserved for in accordance with GAAP.

         4.10. Litigation. Except as set forth in Section 4.10 of the Parent Disclosure Letter and except for such matters as are not reasonably likely to result in a Parent Material Adverse Effect, there are no (i) actions, suits or proceedings or investigations pending or, to the knowledge of the Parent, threatened, or (ii) outstanding awards, judgments, orders, writs, injunctions or decrees, or, to the knowledge of the Parent, applications, requests or motions therefor, against or affecting the assets, business, operations or financial condition of the Parent or the Parent Subsidiaries at law or in equity in any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

         4.11. Compliance with Laws. Except as set forth in Section 4.11 of the Parent Disclosure Letter, there are no violations or defaults by the Parent or any of the Parent Subsidiaries under any statute, law, ordinance, rule, regulation, judgment, order, decree, permit, concession, grant, franchise, license or other governmental authorization or approval applicable to them or any of their properties or their operations which are reasonably likely to have a Parent Material Adverse Effect.

         4.12. Finders and Investment Bankers. Except for Deutsche Bank Securities, Inc., no agent, investment banker, broker, finder, intermediary, or other Person acting on behalf of the Parent or any of the Parent Subsidiaries is or shall be entitled to any brokerage, or finder's or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement.

         4.13. Disclosure. No representation or warranty by the Parent or the Purchaser in this Agreement (including the Parent Disclosure Letter) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading. There is no fact known to the Parent or the Purchaser which would reasonably be expected to have a material adverse effect on the business or financial condition of the Parent and the Parent Subsidiaries taken as a whole which has not been set forth in the Parent SEC Filings or in this Agreement (including the Parent Disclosure Letter).

                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

         5.1. Conduct of the Business of the Company. Except as contemplated by this Agreement or as otherwise set forth on Section 5.1 of the Company Disclosure Letter, during the period from the date of this Agreement to the Effective Time, the Company and the Company Subsidiaries will each conduct its operations in all material respects according to its ordinary and usual course of business, and will use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with customers, suppliers and others having business relationships with it and will take no action that could reasonably be deemed to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement, or the timing thereof. The Company shall consult regularly with Parent on the management and business affairs of the Company and the Company Subsidiaries. The Company will promptly advise the Parent in writing of any change in the Company's or any of the Company Subsidiaries' business or financial condition which is materially adverse to it and the Company Subsidiaries taken as a whole. Without limiting the generality of the foregoing, except as set forth on Section
5.1 of the Company Disclosure Letter, and except as otherwise expressly contemplated by this Agreement, prior to the Effective Time, neither the Company nor any of the Company Subsidiaries will, without the prior written consent of the Parent:

         (a) amend its Articles of Incorporation or By-Laws;

         (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of additional options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock of any class or any securities convertible into or exercisable for shares of capital stock of any class, except as required by any employee benefit or stock option plan or agreement or pursuant to the Warrants existing as of the date hereof, and listed in Section 5.1 of the Company Disclosure Letter;

         (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or partnership interest, or redeem or otherwise acquire any shares of its capital stock, except any distribution made by any of the Company Subsidiaries to the Company or any of the other Company Subsidiaries;

         (d) (i) create, incur, assume, maintain or permit to exist any debt (including obligations in respect of capital leases) other than as in existence on the date hereof (or which, in the ordinary course of business, replaces any such debt) in an aggregate amount for the Company and the Company Subsidiaries taken as a whole exceeding $50,000; (ii) except in the ordinary course of business and consistent with past practices assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any Person other than any of the Company Subsidiaries; or (iii) make any loans, advances or capital contributions to, or investments in, any Person other than any of the Company Subsidiaries, except for customary advances to employees or trade credit in the ordinary course of business and consistent with past practices, which in any event will not exceed $25,000 in the aggregate;

         (e) except in the ordinary course of business or as otherwise contemplated by or described or referred to in the Company SEC Filings filed on or before the date hereof, sell, transfer, mortgage, lease, license or otherwise dispose of or encumber any assets, or cancel any indebtedness, of the Company or a Company Subsidiary which have a value on the Company's books, either individually or in the aggregate, in excess of $25,000;

         (f) (i) increase in any manner the compensation of any of its directors, officers or employees except in the ordinary course of business, consistent with past practice as part of their regularly scheduled review; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or amend or agree to enter into or amend any agreement or arrangement with any of its directors, officers or employees, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements and other than such additional severance and stay bonus plans as set forth in the Company Disclosure Letter; (iii) grant (other than as required pursuant to existing agreements or plans) any severance or termination pay to, or enter into or amend any employment, severance or change in control agreement with, any of its directors, officers or employees; or (iv) except as may be required to comply with applicable law, enter into or become obligated under any collective bargaining agreement or any agreement with, any labor union or association representing employees, pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any Person, or amend any of such plans or any of such agreements in existence on the date hereof;

         (g) authorize or commit to make any material capital expenditures in excess of $50,000 per expenditure;

         (h) make any material change in the accounting methods or accounting practices followed by the Company, except as required by GAAP;

         (i) settle any action, suit, claim, investigation or proceeding (legal, administrative or arbitrative) for an amount in excess of $50,000;

         (j) make any election under the Code;

         (k) enter into any contract that if entered into on or prior to the date hereof would be required to be disclosed on Section 3.16 of the Company Disclosure Letter;

         (l) merge with or into or consolidate with any other Person (other than between the Company Subsidiaries) or make any acquisition of all or any part of the assets or capital stock or business of any other Person except for tangible property acquired in the ordinary course of business; or

         (m) agree to do any of the foregoing.

         5.2. Conduct of the Business of Parent and the Purchaser. Except as contemplated by this Agreement or as otherwise set forth on Section 5.2 of the Parent Disclosure Letter, during the period from the date of this Agreement to the Effective Time, the Parent and the Parent Subsidiaries will take no action that could reasonably be deemed to have a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement, or the timing thereof. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, prior to the Effective Time, neither the Parent nor any of the Parent Subsidiaries will, without the prior written consent of the Company:

         (a) amend the Articles of Incorporation or By-Laws of Parent in a manner which would materially adversely change the rights of holders of Parent Common Stock;


         (b) during the period in which the Parent Common Stock Value is being determined, pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except any distribution made by any of the Parent Subsidiaries to the Parent or any of the other Parent Subsidiaries; or

         (c) agree to do any of the foregoing.

         5.3. SEC Filings. All Company SEC filings filed after the date of this Agreement and prior to the Effective Time (i) will be timely filed and comply in all material respects with all applicable requirements of the Securities Act and the Exchange Act and (ii) will not at the time they will be filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, except as set forth in Section 3.7 hereof, no representation is made by the Company with respect to the S-4 Registration Statement or the Proxy Statement/Prospectus.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1. Proxy Statement/Prospectus; S-4 Registration Statement. In connection with the solicitation of approval of the principal terms of this Agreement and the Merger by the Company's shareholders, the Company, the Parent and the Purchaser shall as promptly as practicable prepare and file with the SEC, on a confidential basis (if practicable), a preliminary proxy statement relating to the Merger and this Agreement and use commercially reasonable efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement/Prospectus (as hereinafter defined). The Company, after consultation with the Parent, shall respond as promptly as practicable to any comments made by the SEC with respect to the preliminary proxy statement and shall cause a definitive proxy statement to be mailed to its shareholders at the earliest practicable date after the S-4 Registration Statement (as hereinafter defined) has been declared effective. Such definitive proxy statement shall also constitute a prospectus of Parent with respect to the Parent Common Stock to be issued in the Merger (such proxy statement and prospectus are referred to herein as the "Proxy Statement/Prospectus"), which prospectus is to be filed with the SEC as part of a registration statement on Form S-4 (the "S-4 Registration Statement") for the purpose of registering under the Securities Act the Parent Common Stock to be issued pursuant to Section 2.1(a). The Parent shall as promptly as practicable prepare and file with the SEC the S-4 Registration Statement after the SEC has advised that it will not review, or has no further comments on, the Proxy Statement/Prospectus. The Parent, after consultation with the Company, shall respond as promptly as practicable to any comments made by the SEC with respect to the S-4 Registration Statement, and shall use all commercially reasonable efforts to have the S-4 Registration Statement declared effective by the SEC. The Parent shall also take any action required to be taken under applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger to shareholders of the Company; provided, however, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction. The Company shall furnish all information concerning the Company and the holders of the Shares as may be reasonably requested by Parent in connection with such action. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officer or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either the S-4 Registration Statement or the Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company.

         6.2. Access to Information. (a) Each party hereto will (i) give the other party hereto and its authorized representatives reasonable access during normal business hours to all offices and other facilities and to all books and records of such party and such parties subsidiaries, in order to permit such party to make such inspections as it may reasonably require and (ii) will furnish the other party with a copy of each report, schedule and other document filed or received by it, during the period between the date hereof and the Effective Date, pursuant to the requirements of federal and state securities laws and such financial and operating data and other information with respect to the business and properties of the other party and the other parties subsidiaries as such party may from time to time reasonably request. Furthermore, prior to the Effective Time, the Company shall use its best efforts to have delivered to Parent Deloitte & Touche's ("D&T's") uncleansed workpapers related to D&T's audit of the Company for the fiscal year ended September 30, 2003.

         (b) Parent will furnish the Company with a copy of each publicly available report, schedule and other document filed or received by it, during the period between the date hereof and the Effective Date, pursuant to the requirements of federal and state securities laws.

         (c) Parent and the Company and their respective authorized representatives shall continue to abide by the provisions of the Mutual Non-Disclosure Agreement, dated August 25, 2003 (the "Confidentiality Agreement"), by and between the Parent and the Company.

         6.3. Consents. (a) The Parent and the Company each shall use their commercially reasonable efforts to obtain all consents of third parties under the agreements set forth in Section 6.3 of the Company Disclosure Letter or the Parent Disclosure Letter, as the case may be, obtain all material consents of governmental authorities, and to make all governmental filings, necessary to the consummation of the transactions contemplated by this Agreement. The Company, the Parent and the Purchaser shall as soon as practicable file Pre-Merger Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use their commercially reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

         (b) Each of the parties hereto agrees to furnish to each other party hereto such necessary information and commercially reasonable assistance as such other party may request in connection with its preparation of necessary filings or submissions to any regulatory or governmental agency or authority, including, without limitation, any filing necessary under the provisions of the HSR Act, or any other federal, state, local or foreign statute or regulations. Each of the parties shall respond as promptly as practicable to (i) any inquiries or requests from the FTC or the Antitrust Division for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other governmental entity in connection with antitrust or related matters. Each of the parties shall (1) give the other party prompt notice of the commencement of any claim, action, suit or proceeding by or before any governmental entity with respect to the Merger or any of the transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such claim, action, suit or pending or proceeding, and (3) promptly inform the other party of any communication to or from the FTC or the Antitrust Division or any other governmental entity regarding the Merger or the transactions contemplated by this Agreement. Each of the parties will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any claim, action, suit or proceeding under or relating to the HSR or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any governmental entity or by any applicable federal, state, local or foreign laws, ordinances or regulations, in connection with any claim, action, suit or proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar claim, action, suit or proceeding, each of the parties will permit authorized representatives of the other party to be present, to the extent reasonably practicable, at each meeting or conference relating to any such claim, action, suit or proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any governmental entity in connection with any such claim, action, suit or proceeding.

         (c) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose or cause any of the Parent Subsidiaries to dispose of any assets, or to commit to cause the Company or any of the Company Subsidiaries to dispose of any assets; (ii) to discontinue or cause any of the Parent Subsidiaries to discontinue offering any product, or to commit to cause the Company or any of the Company Subsidiaries to discontinue offering any product; (iii) to license or otherwise make available, or cause any of the Parent Subsidiaries to license or otherwise make available, to any persons, any technology, intellectual property, software or other intangible assets, or to commit to cause the Company or any of the Company Subsidiaries to license or otherwise make available to any person any technology, intellectual property, software or other intangible assets to the extent reasonably practicable; (iv) to hold separate or cause any of the Parent Subsidiaries to hold separate any assets or operations, or to commit to cause the Company or any of the Company Subsidiaries to hold separate any assets or operations; or (v) to make or cause any of the Parent Subsidiaries to make any commitment (to any governmental entity or otherwise) regarding its future operations or the future operations of the Company or any of the Parent Subsidiaries or Company Subsidiaries, if any of the actions described in (i)-(v) above would materially interfere with Parent's anticipated benefits from the transactions contemplated hereby or have a material adverse effect on Parent.

         6.4. Board Actions; Company Shareholder Meeting. (a) The Board of Directors of the Company has determined that the Merger is advisable and in the best interests of its shareholders and, subject to Section 6.8 hereof, (i) the Board of Directors of the Company will recommend to the Company's shareholders the adoption and approval of this Agreement and the transactions contemplated hereby and the other matters to be submitted to the Company's shareholders in connection herewith and use its commercially reasonable efforts to obtain the necessary approvals by the Company's shareholders of this Agreement and the transactions contemplated hereby; (ii) the Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of the Company has recommended that the Company's shareholders vote in favor of the adoption and approval of the Merger at the Company's Shareholders Meeting; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the recommendation of the Board of Directors of the Company that the Company's shareholders vote in favor of and adopt and approve the Merger.

                  (b) As soon as reasonably practicable after the date of the Agreement, the Company shall duly call, give notice of, convene and hold the Company Shareholder Meeting for the purpose of approving this Agreement and the transactions contemplated by this Agreement. The Company will convene the Company Shareholder Meeting, as promptly as practicable and in any event use its reasonable best efforts to convene such meeting within 45 days after the Form S-4 is declared effective by the SEC.

         6.5. Commercially Reasonable Efforts. Subject to the terms and conditions hereof, each of the parties hereto agrees to use its commercially reasonable efforts consistent with applicable legal requirements to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or proper and advisable under applicable laws and regulations to ensure that the conditions set forth in Article VII hereof are satisfied and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         6.6. Public Announcements. The Parent and the Company will obtain the prior written consent of the other before issuing any press release or otherwise making any public statements with respect to the Merger, except as may be required by law or by obligations pursuant to any listing agreement with any securities exchange in which case reasonable notice shall be given to the party not making such press release or other public announcement.

         6.7. Consent of the Parent. The Parent, as the sole shareholder of the Purchaser, by executing this Agreement consents to the execution and delivery of this Agreement by the Purchaser and the consummation of the Merger and the other transactions contemplated hereby, and such consent shall be treated for all purposes as a vote duly cast at a meeting of the shareholders of the Purchaser held for such purpose.

         6.8. No Solicitation. (a) The Company shall not, nor shall it authorize or permit any of the Company Subsidiaries to, nor shall it authorize or permit any of its, or the Company Subsidiaries', directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by or acting on behalf of it or any of the Company Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a Company Takeover Proposal (as hereinafter defined), (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal or (iii) enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement (each a "Company Acquisition Agreement") with respect to a Company Takeover Proposal, or (iv) approve, endorse or recommend a Company Takeover Proposal; provided, however, that if and to the extent that, at any time prior to the time of the adoption of this Agreement by the Company's shareholders, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that failing to do so would violate its fiduciary duties to the Company's shareholders under applicable law, the Company may, in response to any

Company Takeover Proposal which is reasonably likely to lead to a Company Superior Proposal (as hereinafter defined) and which was not solicited by it and which did not otherwise result from a breach of this Section 6.8(a); (x) furnish information with respect to the Company and the Company Subsidiaries to any Person inquiring about or making a Company Takeover Proposal pursuant to a customary confidentiality agreement (as determined by the Company based on the advice of its outside counsel containing limitations no less restrictive than the limitations imposed on Parent pursuant to the Confidentiality Agreement); and (y) participate in discussions or negotiations regarding such Company Takeover Proposal; provided that prior to or at the time of furnishing any such information or entering into such discussions or negotiations, the Company shall: (1) inform Parent in writing as to the fact such information is to be provided, (2) furnish to Parent the identity of the recipient of such information and/or the potential acquirer and the terms of such Company Takeover Proposal and (3) furnish to or notify Parent of the availability of such written information to Parent (to the extent such information has not been previously furnished by the Company to Parent). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of the restrictions set forth in the preceding sentence by any director, officer, employee, investment banker, financial advisor, attorney, accountant or other representative of the Company or any of the Company Subsidiaries shall be deemed to constitute a breach of this Section 6.8(a) by the Company. The Company agrees that it will immediately cease and cause to be terminated any existing discussions with any person that relate to any Company Takeover Proposal. For purposes of this Agreement, "Company Takeover Proposal" means any inquiry, proposal or offer from any Person relating to any Company Takeover Event. For purposes of this Agreement, "Company Takeover Event" means any direct or indirect acquisition or purchase of a business that constitutes 10% or more of the net revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, or 10% or more of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 10% or more of any class of any equity securities of the Company, or any sale, lease, exchange, transfer or license of assets, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Company Subsidiary) whose business constitutes 10% or more of the net revenues, net income or assets of the Company and the Company Subsidiaries taken as a whole.

         (b) Except as expressly permitted by this Section 6.8(b), the Board of Directors of the Company shall not (i) withdraw or modify or propose publicly to withdraw or modify, in a manner adverse to the Parent and the Purchaser, its approval or recommendation of this Agreement, or (ii) approve or recommend, or propose publicly to approve or recommend any Company Takeover Proposal, unless
(x) such Company Takeover Proposal is a Company Superior Proposal, (y) the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that in light of a Company Superior Proposal it is necessary to do so in order to comply with its fiduciary duties under applicable law, and (z) neither the Company nor any Company Subsidiary nor any representative of the Company or a Company Subsidiary shall have caused the Company Superior Proposal to be made in violation of Section 6.8(a). For purposes of this Agreement, the term "Company Superior Proposal" means any bona fide written proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than a majority of the Shares then outstanding or all or substantially all the assets of the Company, that the Board of Directors of the Company determines in good faith, after taking into account advice from its financial advisor and counsel, to be more favorable from a financial point of view to the Company and its shareholders than the Merger.

         (c) Nothing contained in this Agreement shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, such disclosure is required under applicable law; provided that the Company does not amend, withdraw or modify, or propose to amend, withdraw or modify, its position with respect to the Merger, or approve, recommend or propose publicly to approve or recommend a Company Takeover Proposal, unless the Company and the Board of Directors has complied with the provisions of Section 6.8(b).

         (d) Anything in this Agreement to the contrary notwithstanding, the Company shall submit this Agreement for approval to the shareholders of the Company at the Company Shareholder Meeting whether or not the Board of Directors determines at any time subsequent to the date hereof that the Agreement is no longer advisable and recommends that the shareholders reject it.

         6.9. Indemnification. (a) For a period of six years after the Effective Time, the Parent shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and the Company Subsidiaries (collectively, the "Indemnified Parties") from and against, and pay or reimburse the Indemnified Parties for, all losses, obligations, expenses, claims, damages or liabilities (whether or not resulting from third-party claims and including interest, penalties, out-of-pocket expenses and attorneys' fees incurred in the investigation or defense of any of the same or in asserting any of their rights hereunder) resulting from or arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent permitted or required under applicable law as of the Effective Time and, in the case of indemnification by the Surviving Corporation, to the extent permitted under the provisions of the Articles of Incorporation and the By-Laws of the Company in effect at the date hereof (which provisions shall not be amended in any manner which adversely affects any Indemnified Party, for a period of six years), including provisions relating to payment and advances of expenses incurred in the defense of any action or suit; provided that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of each such claim shall continue until final disposition of such claim. In the event of any dispute as to indemnification provided for herein which cannot be resolved within 30 days, the parties agree that the resolution of such dispute shall be made by independent counsel jointly selected by the Indemnified Party and the Parent.

         (b) For not less than six years after the Effective Time, the Parent and the Purchaser shall maintain in effect directors' and officers' liability insurance covering the Indemnified Parties who are currently covered by the Company's existing directors' and officers' liability insurance, on terms and conditions no less favorable to such directors and officers than those in effect on the date hereof; provided that the deductible thereunder (which shall be paid by the Parent) may be increased to no more than $1.0 million; and, provided, further, that in no event shall the Parent be required to expend in any one year an amount in excess of $190,000; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

         (c) Any Indemnified Party wishing to claim indemnification under
Section 6.9(a) shall provide notice to the Parent promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and (i) the Parent shall retain counsel satisfactory to the Parent, the Indemnified Party and the insurer under any applicable directors' and officers' liability insurance, (ii) the Parent shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received, and (iii) the Parent will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither Parent nor the Company shall be liable for any settlement of any claims effected without its written consent, which consent, however, shall not be unreasonably withheld; and provided, further, that neither Parent nor Company shall be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties in any single action unless in the reasonable judgment of counsel to such Indemnified Party a conflict of interest exists between such Indemnified Party and any other Indemnified Parties with respect to any claims as determined by Rule 1.7(b) of the ABA Model Rules of Professional conduct. The omission by any Indemnified Party to give notice as provided herein shall not relieve the Parent of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Parent and the Parent is materially damaged as a result of such failure to give notice. The Parent and the Indemnified Party shall cooperate in the defense of any action or claim subject to this Section 6.9, including but not limited to furnishing all available documentary or other evidence as is reasonably requested by the other.

         (d) This Section 6.9 is intended for the benefit of the Indemnified Parties whether or not parties to this Agreement and each of the Indemnified Parties shall be entitled to enforce the covenants contained herein. Subject to appropriate reimbursement assurances, Parent and the Surviving Corporation jointly and severally agree to pay all expenses, including attorneys fees, that may be incurred by any Indemnified Party in enforcing the provisions of this
Section 6.9. The rights of the Indemnified Parties under this Section 6.9 are in addition to and not in limitation of any rights such Indemnified Parties may have under the Company's articles, by-laws, under any agreement, under the BCL, or otherwise.

         (e) If the Parent or the Surviving Corporation or any of their respective successors or assigns (i) reorganizes or consolidates with or merges into any other Person and is not the resulting, continuing or surviving corporation or entity of such reorganization, consolidation or merger, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any Person or Persons, then, and in such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assumes all of the obligations of the Parent or the Surviving Corporation, as the case may be, set forth in this Section 6.9.

         6.10. Employee Benefits. The Parent shall maintain or caused to be maintained for the benefit of each employee of the Parent or any of its Subsidiaries who was an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time employee benefit plans and programs that provide such employee with benefits, rights and entitlements which are comparable to similarly situated employees of the Parent. Following the Effective Time, Parent shall cause the Surviving Company to honor in accordance with their terms all employment, severance and other compensation agreements and arrangements existing on or prior to the execution of this Agreement which are between the Company and any of the Company Subsidiaries and any officer, director or employee thereof.

         6.11. Tax Covenants. Whether before or after the Effective Time, neither the Parent nor the Company shall take (or permit any of their Affiliates to take) any action that could reasonably be expected to jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Each of the Parent and the Company shall use its respective commercially reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and to cause its respective officers to furnish such customary and appropriate representations to Blank Rome LLP ("Parent's Counsel") and Faegre & Benson LLP ("Company's Counsel") as may be reasonably requested to enable such counsel to deliver the opinions described in Sections 7.2(d) and 7.3(c).

         6.12. Section 16b-3. Prior to the Effective Time, Parent and the Company shall take such steps as may be required to cause any acquisitions or dispositions of capital stock of Parent or the Company (including derivative securities thereof) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of
Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 of the 1934 Act.

         6.13. Rule 145. Parent and the Company shall cooperate and use their best efforts to identify those persons who may be deemed to be "Affiliates" of Company within the meaning of Rule 145 promulgated by the SEC under the Securities Act. The Company shall use its best efforts to cause each person so identified to deliver to Parent, no later than 15 days prior to the Effective Date, a written agreement in form and substance reasonably satisfactory to Parent with respect to the resale of Parent Common Stock.

         6.14. Nasdaq National Market. Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Options and Company Warrants to be approved for listing on the Nasdaq National Market prior to the Effective Time.

                                  ARTICLE VII

                               CLOSING CONDITIONS

         7.1. Conditions to the Obligations of the Parent, the Purchaser and the Company. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) There shall not be in effect any statute, rule or regulation enacted, promulgated or deemed applicable by any governmental authority of competent jurisdiction that makes consummation of the Merger illegal and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall use their commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

         (b) This Agreement shall have been approved and adopted by the affirmative vote of the holders of the requisite number of shares of Common Stock in accordance with the Articles of Incorporation and By-Laws of the Company and the BCL.

         (c) Each of the Parent, the Company and any other person (as defined in the HSR Act and the rules and regulations thereunder) required in connection with the Merger to file a Pre-Merger Notification and Report Form under the HSR Act with the FTC and the Antitrust Division and/or similar filings or notices under similar laws in Canada, if applicable, shall have made such filing and the applicable waiting period with respect to each such filing (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

         (d) The S-4 Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and no stop order or similar restraining order shall be threatened or entered by the SEC or any state securities administration preventing the Merger. No order suspending trading of Parent Common Stock on the Nasdaq National Market shall have been issued or pending for that purpose.

         7.2. Conditions to the Obligations of the Parent and the Purchaser. The obligations of Parent and Purchaser to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions.

         (a) The representations and warranties of the Company contained in this Agreement that are qualified by materiality or contained in Section 3.2 shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except in each case to the extent any such representation or warranty expressly speaks as of an earlier specified date, in which case, as of such date), except in each case where the failure of the representations and warranties (other than the representations and warranties set forth in Section 3.2) to be so true and correct (without giving effect to any qualification as to "material," "materiality," "material adverse effect" or similar qualifications) are not, individually or in the aggregate, reasonably likely to result in a Company Material Adverse Effect.

         (b) The Company shall have, in all material respects, performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to or on the Closing Date. The Company shall deliver to Parent a certificate of its Chief Executive Officer, solely in his capacity as such, as to the satisfaction of the conditions in paragraphs (a) and (b) of this Section 7.2.

         (c) There shall not be pending any actions, suits or proceeding: (i) which individually or in the aggregate, taking into account the totality of the facts and circumstance and the probability of an adverse judgment, are reasonably likely to have a Company Material Adverse Effect on the Parent and the Parent Subsidiaries taken as a whole and (ii) which (A) challenges or seeks to restrain or prohibit the consummation of the Merger; (B) relates to the Merger and seeks to obtain from Parent or any of its subsidiaries damages; (C) seeks to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the capital stock of the Company; or (D) affects adversely the right of Parent, the Company or any subsidiary of Parent to own the assets or operate the business of Company; provided, however, that to the extent that any damages payable in connection with any such claim, action, suit or proceeding will be fully reimbursed by insurance coverage pursuant to insurance policies held by Company or Parent, such damages shall be disregarded in determining the material adverse effect of such claim, action, suit or proceeding on the policy holder.

         (d) Parent shall have received from Parent's Counsel an opinion in substantially the form attached hereto as Annex V, dated on or about the date of mailing of the Proxy Statement/Prospectus, which opinion shall be reconfirmed at the Effective Time, substantially to the effect that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code. In rendering such opinion, Parent's Counsel shall be entitled to request and rely upon representations contained in certificates of officers of Parent and Company, which certificates are in substantially the form attached hereto as Annex III and Annex IV, as the case may be.

         (e) Since the date hereof, there shall not have been a Company Material Adverse Effect.

         (f) Neither the Parent nor the Purchaser may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the Parent's or the Purchaser's failure to use commercially reasonable efforts to consummate the transactions contemplated by this Agreement.

         (g) Parent shall have received all agreements, certificates, instruments, consents, estoppels, certifications and documents requested by Parent at or prior to the Effective Time in order to more fully consummate the transactions contemplated by this Agreement and carry out the purposes and intent of this Agreement, other than those the failure of which to obtain would not have a Company Material Adverse Effect.

         7.3. Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time, of the following conditions:

         (a) The representations and warranties of the Parent and the Purchaser contained in this Agreement that are qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date and the representations and warranties of the Parent contained in this Agreement that are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except in each case to the extent any such representation or warranty expressly speaks as of an earlier specified date, in which case, as of such date), except in each case where the failure of the representations and warranties to be so true and correct (without giving effect to any qualification as to "material," "materiality," "material adverse effect" or similar qualifications) are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the Parent and the Parent Subsidiaries taken as a whole.

         (b) The Parent and the Purchaser shall have, in all material respects, performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by the Parent and the Purchaser prior to or on the Closing Date. The Parent shall deliver to Company a certificate of its Chief Executive Officer, solely in his capacity as such, as to the satisfaction of the conditions in paragraphs (a) and (b) of this Section 7.3.

         (c) The Company shall have received from Company's Counsel an opinion in substantially the form attached hereto as Annex VI, dated on or about the date of mailing of the Proxy Statement/Prospectus, which opinion shall be reconfirmed at the Effective Time, substantially to the effect that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Company's Counsel shall be entitled to request and rely upon representations contained in certificates of officers of Parent and Company, which certificates are in substantially the form attached hereto as Annex III and Annex IV, as the case may be.

         (d) The shares of Parent Common Stock that will be issued in connection with the Merger shall have been approved for listing on the Nasdaq National Market.

         (e) The Company may not rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the Company's failure to use commercially reasonable efforts to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                                     CLOSING

         8.1. Time and Place. The closing of the Merger (the "Closing") shall take place at the offices of Blank Rome LLP, One Logan Square, Philadelphia, Pennsylvania, as soon as practicable following satisfaction or waiver, if permissible, of the conditions set forth in Article VII. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

         8.2. Filings at the Closing. At the Closing, the Parent, the Purchaser and the Company shall cause the Certificate of Merger, together with any other documents required by law to effectuate the Merger, to be filed and recorded with the Secretary of State of the Commonwealth of Pennsylvania in accordance with the provisions of the BCL and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

         9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the
Company:

         (a) by mutual consent of the Board of Directors of the Parent and the Board of Directors of the Company;

         (b) by either the Parent or the Company if the Merger shall not have been consummated on or before June 30, 2004; provided, however, that the right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation under or breach of this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or before the aforesaid date;

         (c) by either the Parent or the Company, if any court of competent jurisdiction in the United States or other governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, permanently enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and non-appealable;

         (d) by either the Parent or the Company, if the approval of the Merger by the shareholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of such shareholders or at any adjournment or postponement thereof;

         (e) by the Company:

             (i) upon the breach of any representation, warranty, covenant or other agreement of Parent contained in this Agreement, or if any representation or warranty of Parent shall be or shall have become inaccurate, in either case such that Parent fails to cure such breach within fifteen (15) business days after receiving notice of such breach (but only if such breach is capable of being cured) and such breach would cause any of the conditions set forth in
Section 7.3(a) or (b) not to be satisfied at the time of such breach or at the time such representation or warranty was or shall have become inaccurate or, if capable of being cured, at the end of such cure period;

             (ii) if the Parent Company Stock Value is less than $18.00 and Parent has not elected to adjust the Exchange Ratio pursuant to Section 2.1(a)(i) hereof.

         (f) by the Company, at any time prior to the Effective Time, by action of the Company's Board of Directors, if the Company receives an unsolicited Superior Proposal, and the Company's Board of Directors reasonably determines in good faith in compliance with the provisions of Section 6.8(b) to withdraw its recommendation of the Merger in order to accept a Superior Proposal; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(f) unless Parent shall receive the fees set forth in Section 9.2(b) immediately prior to any termination pursuant to this Section 9.1(f) by wire transfer in same day funds;

         (g) By Parent:

             (i) upon the breach of any representation, warranty, covenant or other agreement of the Company contained in this Agreement, or if any representation or warranty of the Company shall be or shall become inaccurate, in either case such that the Company fails to cure such breach within fifteen
(15) business days after receiving notice of such breach (but only if such breach is capable of being cured) and such breach would cause any of the conditions set forth in Section 7.2(a) or (b) not to be satisfied at the time of such breach or at the time such representation or warranty was or shall have become inaccurate, or, if capable of being cured, at the end of such cure period;

             (ii) if (a) the Board of Directors of the Company shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its recommendation in favor of, the adoption and approval of the Merger provided that the reason for such withdrawal or failure is not due to conditions solely relating to Parent; (b) the Company shall have failed to include in the Proxy Statement/Prospectus the recommendation of the Board of Directors of the Company in favor of the adoption and approval of the Merger provided that the reason for such withdrawal or failure is not due to conditions solely relating to Parent; (c) the Company shall have entered into any Company Acquisition Agreement; or (d) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its shareholders and, if applicable, optionholders, within the required time in accordance with applicable SEC rules after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer.

         9.2. Procedure and Effect of Termination. (a) In the event of termination and abandonment of the Merger by the Parent, the Purchaser or the Company pursuant to Section 9.1, written notice thereof shall forthwith be given to the others, and this Agreement shall terminate and the Merger shall be abandoned, without further action by any of the parties hereto. The Purchaser agrees that any termination by the Parent shall be conclusively binding upon it, whether given expressly on its behalf or not, and the Company shall have no further obligation with respect to it. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement; provided that any termination shall be without prejudice to the rights of any party hereto arising out of any grossly negligent or willful breach by any other party of any covenant or agreement contained in this Agreement, and provided, further, that the obligations set forth in Sections 9.2, 10.6 and 10.8 shall in any event survive any termination.

         (b) In the event of a termination of this Agreement by Parent pursuant to Section 9.1(g)(ii) or by the Company pursuant to Section 9.1(f), then contemporaneously with such termination, the Company shall pay to Parent by wire transfer of immediately available funds to an account specified by Parent a non-refundable termination fee in an amount equal to $5.0 million plus reimbursement of all documented out-of-pocket costs and expenses incurred by Parent in connection with the transactions contemplated by this Agreement (but excluding any investment banking fees) in an amount not to exceed $1.0 million.

         (c) In the event of a termination of this Agreement by Parent or the Company pursuant to Section 9.1(b) or Section 9.1(d), then contemporaneously with such termination, the Company shall pay to Parent by wire transfer of immediately available funds to an account specified by Parent a non-refundable termination fee in an amount equal to $5.0 million plus reimbursement of all documented out-of-pocket costs and expenses incurred by Parent in connection with the transactions contemplated by this Agreement (but excluding any investment banking fees) in an amount not to exceed $1.0 million, provided, however, that such payment shall be made only if (A) following the date of this Agreement and prior to the termination of this Agreement, any Company Takeover Proposal shall have been publicly announced or shall have become publicly known and shall not have been withdrawn prior to such termination, and (B) within nine
(9) months following the termination of this Agreement, either a Company Takeover Proposal is consummated or the Company enters into an agreement providing for a Company Takeover Proposal and such Company Takeover Proposal is later consummated (with such payment to be made at or prior to the consummation of such Company Takeover Proposal). For purposes of this Section 9.2(c), the definition of "Company Takeover Proposal" and "Company Takeover Event" shall be modified (i) by replacing the 10% threshold used in Section 6.8(a) with 30%, and
(ii) to not apply to the issuance of any non-voting, non-convertible preferred securities.

                                   ARTICLE X

                                  MISCELLANEOUS

         10.1. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the Parent, the Purchaser and the Company at any time prior to the Effective Time with respect to any of the terms contained herein; provided that after this Agreement is adopted by the Company's shareholders, no such amendment or modification shall be made that reduces the amount or changes the form of the Merger Consideration or otherwise materially and adversely affects the rights of the Company's shareholders hereunder, without the further approval of such shareholders.

         10.2. Waiver of Compliance; Consents. Any failure of the Parent or the Purchaser, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company or the Parent, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section
10.2. The Purchaser hereby agrees that any consent or waiver of compliance given by the Parent hereunder shall be conclusively binding upon it, whether given expressly on its behalf or not.

         10.3. Survival of Warranties. Each and every representation and warranty made in this Agreement shall survive the date of this Agreement but shall expire with, and be terminated and extinguished by, the Merger, or the termination of this Agreement pursuant to Section 9.1. This Section 10.3 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing.

         10.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally or by overnight courier, (b) mailed by registered or certified mail, return receipt requested, postage prepaid, or (c) transmitted by email, and in each case, addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

         (a) if to the Parent or the Purchaser, to

                      NCO Group, Inc.
                      507 Prudential Road
                      Horsham, PA  19044
                      Email:  mike.barrist@ncogroup.com
                      Attention: Michael J. Barrist

             with copies to

                      NCO Group, Inc.
                      507 Prudential Road
                      Horsham, PA  19044
                      Email:  josh.gindin@ncogroup.com
                      Attention: Joshua Gindin

                      Blank Rome LLP
                      One Logan Square
                      Philadelphia, PA  19103
                      Email:  wiseman@blankrome.com
                      Attention: Lawrence R. Wiseman, Esquire

         (b) if to the Company, to

                      RMH Teleservices, Inc.
                      15 Campus Boulevard
                      Newtown Square, PA 19073
                      Email:  jfellows@rmh.com
                      Attention: John Fellows, President and CEO
             with a copy to

                      Faegre & Benson LLP
                      1900 15th Street
                      Boulder, CO 80302
                      Email: jcarroll@faegre.com
                      Attention:  James H. Carroll, Esquire

                      RMH Teleservices, Inc.
                      15 Campus Boulevard
                      Newtown Square, PA 19073
                      Email:  dlofton@rmh.com
                      Attention: Deborah Lofton, Esquire

Any notice so addressed shall be deemed to be given (x) three business days after being mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (y) upon delivery, if transmitted by hand delivery, overnight courier or telecopy and (z) when the addressor receives e-mail delivery confirmation, if sent by e-mail.

         10.5. Assignment; Parties in Interest. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except for Section 6.9, which is intended for the benefit of the Company's directors, officers, employees and agents, and Section 6.11, which is intended for the benefit of the Company's shareholders, this Agreement is not intended to confer upon any other Person except the parties any rights or remedies under or by reason of this Agreement.

         10.6. Expenses. Except as provided in Section 9.2, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         10.7. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, as provided in Section 10.13, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.8. Governing Law. This Agreement, and all matters arising out of or related to this Agreement, shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws rules thereof to the extent such rules would permit the application of the laws of another jurisdiction.

         10.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.10. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         10.11. Entire Agreement. This Agreement, including the Company Disclosure Letter and the Parent Disclosure Letter, the Annexes hereto, the Voting Agreement, and the Confidentiality Agreement, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

         10.12. Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

         10.13. Jurisdiction and Process. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, (a) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the Commonwealth of Pennsylvania, (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Commonwealth of Pennsylvania, (c) each of the parties irrevocably waives the right to trial by jury, (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 10.4 and (e) the prevailing parties shall be entitled to recover their reasonable attorneys' fees and court costs from the other parties.

         10.14. Interpretation of Representations; Disclosure Letters. Each representation and warranty made in this Agreement or pursuant hereto is independent of all other representations and warranties made by the same parties, whether or not covering related or similar matters, and must be independently and separately satisfied. Except as set forth herein, exceptions or qualifications to any such representation or warranty shall not be construed as exceptions or qualifications to any other representation or warranty. The parties acknowledge that the Company Disclosure Letter and the Parent Disclosure Letter (i) relate to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (ii) are qualified in their entirety by reference to specific provisions of this Agreement, (iii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the Company or Parent, as the case may be, except to the extent required by this Agreement,
(iv) disclosure of the information contained in one section or part of the Company Disclosure Letter or the Parent Disclosure Letter shall be deemed as proper disclosure for all sections or parts of the Company Disclosure Letter or the Parent Disclosure Letter, as the case may be, only if appropriately cross-referenced or if the relevance thereof is reasonably manifest on its face to be relevant and responsive to the other section or sections where such disclosure is required; and (v) disclosure of the information contained in one section of the Company Disclosure Letter or the Parent Disclosure Letter shall be deemed as proper disclosure for each provision in that section of the Agreement for which such disclosure is required, even if such provision is not qualified by a reference to the Company Disclosure Letter or the Parent Disclosure Letter, as the case may be, provided that the relevance thereof is reasonably manifest on its face to be relevant and responsive to the provisions in that section which are not qualified by a reference to the Company Disclosure Letter or Parent Disclosure Letter, as the case may be. The Disclosure Letters are each incorporated into and made a part of the Agreement, and are not intended to be an independent document.

         10.15. Reliance by Parent and Purchaser. Notwithstanding the right of Parent and Purchaser to investigate the business, assets and financial condition of the Company and the Company Subsidiaries, and notwithstanding any knowledge obtained or obtainable by Parent and Purchaser as a result of such investigation, Parent and Purchaser have the unqualified right to rely upon, and have relied upon, each of the representations and warranties made by the Company in this Agreement or pursuant hereto.

         10.16. Tax Disclosure. Notwithstanding anything to the contrary in this Agreement or any other agreement relating to the transaction described in this Agreement, the parties hereto shall be permitted to disclose the U.S. federal income tax treatment and tax structure of the transaction described in this Agreement (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or, except to the extent relating to such tax structure or tax treatment, any nonpublic commercial or financial information) on and after the date hereof. Moreover, notwithstanding any other provision of this agreement, there shall be no limitation on either party's ability to consult any tax adviser, whether or not independent from the parties, regarding the U.S. federal income tax treatment or tax structure of the transaction described in this Agreement. Except as otherwise required by law, any such disclosure as to tax structure or tax treatment shall be made in a manner that preserves confidentiality as to the parties and their business operations and any other non-tax related proprietary information with respect thereto.


     [remainder of page intentionally left blank - signature page to follow]

         IN WITNESS WHEREOF, the Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


PARENT:                        NCO GROUP, INC.


                               By:            /s/ Michael Barrist
                                        ----------------------------------
                               Name:    Michael Barrist
                                        ----------------------------------
                               Title:   Chairman, President & CEO
                                        ----------------------------------


PURCHASER:                     NCOG ACQUISITION CORPORATION

                               By:            /s/ Michael Barrist
                                        ----------------------------------
                               Name:    Michael Barrist
                                        ----------------------------------
                               Title:   Chairman, President & CEO
                                        ----------------------------------


THE COMPANY                    RMH TELESERVICES, INC.


                               By:            /s/ John Fellows
                                        ----------------------------------
                               Name:    John Fellows
                                        ----------------------------------
                               Title:   President and CEO
                                        ----------------------------------

                                     ANNEX I

                                  DEFINED TERMS

         Antitrust Division: as defined in Section 6.3(a).

         BCL: as defined in Section 1.1(a).

         Certificate of Merger: as defined in Section 1.5.

         Certificates: as defined in Section 2.5(b).

         Closing: as defined in Section 8.1.

         Closing Date: as defined in Section 8.1.

         Code: as defined in the second recital of this Agreement.

         Common Stock: as defined in Section 2.1(a).

         Company: as defined in the first paragraph of this Agreement.

         Company Acquisition Agreement: as defined in Section 6.8(a).

         Company Disclosure Letter: as defined in the first paragraph of
Article III.

         Company Leases: as defined in Section 3.12(b).

         Company Leased Real Property: as defined in Section 3.12(a).

         Company Material Adverse Effect: means a Material Adverse Effect with respect to the Company or any Company Subsidiary.

         Company Option Plan: as defined in Section 2.6.

         Company Owned Real Property: as defined in Section 3.12(a).

         Company Preferred Stock: as defined in Section 3.2(a).

         Company SEC Filings: means all SEC filings of forms, reports and documents made by the Company since September 30, 2001 including all exhibits thereto (whether actually filed with such filings or incorporated by reference therein) such Company SEC Filings.

         Company Shareholder Meeting: the annual or special meeting of the shareholders of the Company to be held to vote on the approval of this Agreement and the transactions contemplated hereby.

         Company Subsidiary: means any corporation of which the outstanding securities having ordinary voting power to elect a majority of the board of directors are directly or indirectly owned by the Company or any limited partnership of which the Company or any Company Subsidiary is the general partner or the ownership of 50% or more of a limited partnership interest.

         Company Superior Proposal: as defined in Section 6.8(b).

         Company Takeover Event: as defined in Section 6.8(a).

         Company Takeover Proposal: as defined in Section 6.8(a).

         Confidentiality Agreement: as defined in Section 6.2(c).

         Effective Time: as defined in Section 1.5.

         Employee Benefit Plan: means (i) any employee benefit plan, as defined in Section 3(3) of ERISA, and (ii) any other plan, trust agreement or arrangement for any bonus, severance, hospitalization, vacation, incentive or deferred compensation, pension or profit-sharing, retirement, payroll savings, stock option, equity compensation, group insurance, death benefit, fringe benefit, welfare or any other employee benefit plan or fringe benefit arrangement of any nature whatsoever, including those benefiting retirees or former employees.

         ERISA: as defined in Section 3.13(b).

         Exchange Act: as defined in Section 3.4.

         Exchange Agent: as defined in Section 2.5(a).

         Exchange Fund: as defined in Section 2.5(a).

         Exchange Ratio: as defined in Section 2.1(a)

         Financial Statements: as defined in Section 3.5(b).

         FTC: the Federal Trade Commission.

         GAAP: shall mean generally accepted accounting principles under current United States accounting rules and regulations, consistently applied throughout the periods covered. In no event shall the consistent application of the historical accounting policies used by the Company have priority over GAAP, regardless of materiality.

         HSR Act: as defined in Section 3.4.

         Indemnified Parties: as defined in Section 6.9(a).

         Interested Shareholder: as defined in Section 3.3 (and Section 25F of the BCL ).

         Intellectual Property: as defined in Section 3.18(a).

         to the knowledge of the Company: or similar phrases shall mean that none of the officers of the Company listed on Schedule I to this Annex I has any actual knowledge or implied knowledge that the statement made is incorrect. For this purpose, "implied knowledge" means all information that any of the directors or listed officers of any of the Company should reasonably be expected to have actual knowledge of in the course of operating and managing the business and affairs of the Company and Company Subsidiaries.

         Liens:  as defined in Section 3.1.

         Material Adverse Effect: an event, occurrence, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the entity or an entity subsidiaries if such event, occurrence, violation, inaccuracy, circumstance or other matter (considered alone or together with any other matter or matters) had or could reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), capitalization, assets, liabilities, operations, revenues, results of operations, cash flows, financial performance or prospects of the entity or any entity subsidiary, or (ii) the ability of an entity to consummate the Merger or any of the other transactions contemplated by the Merger Agreement or to perform any of its obligations under the Merger Agreement; provided, however, that in determining whether there has been a Material Adverse Effect, (a) any adverse effects directly resulting from or directly attributable to general economic conditions or general conditions in the industry in which the entity and entity subsidiaries do business which conditions do not affect the entity and any entity subsidiaries in a materially disproportionate manner; (b) any change in the market price or trading volume of the Company's stock after the date hereof;
(c) any adverse change, effect, event, occurrence, state of facts or development resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement; or (d) with respect to the Company only, the taking of any action by the Parent or any of the Parent's Subsidiaries, or the taking of any action approved or consented to by the Parent Acquiror shall be disregarded.

         Merger: as defined in the first recital of this Agreement.

         Merger Consideration: as defined in Section 2.1(a).

         Options: as defined in Section 2.6.

         Parent: as defined in the first paragraph of this Agreement.

         Parent Common Stock: as defined in Section 2.1(a).

         Parent Common Stock Value: means the mean average of the closing sale prices for Parent Common Stock as quoted in the Nasdaq National Market System, as reported by The Wall Street Journal, for the twenty business day period ending on the second business day immediately preceding the Closing Date.

         Parent Disclosure Letter: as defined in the first paragraph of
Article IV.

         Parent Financial Statements: as defined in Section 4.5(b).

         Parent 2002-2003 Financial Statements: as defined in Section 4.5(b).

         Parent Material Adverse Effect: means a Material Adverse Effect with respect to the Parent or any Parent Subsidiary.

         Parent SEC Filings:  as defined in Section 4.5(a).

         Parent Subsidiary: means any corporation of which the outstanding securities having ordinary voting power to elect a majority of the board of directors are directly or indirectly owned by Parent.

         Person: any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental authority or other entity.

         Proxy Statement/Prospectus: as defined in Section 6.1.

         Purchaser: as defined in the first paragraph of this Agreement.

         Purchaser Common Stock: as defined in Section 2.4.

         S-4 Registration Statement: as defined in Section 6.1.

         Securities Act: as defined in Section 3.4.

         SEC:  as defined in Section 3.5(a).

         Shares: as defined in Section 2.1(a).

         Surviving Corporation: as defined in Section 1.1(a).

         Surviving Corporation Common Stock: as defined in Section 2.4.

         Tax or Taxes: as defined in Section 3.9.

         WARN Act: as defined in Section 3.17.

         Warrants: as defined in Section 2.7.

                          AGREEMENT AND PLAN OF MERGER


                                TABLE OF CONTENTS
                                                                          Page


ARTICLE I  THE MERGER........................................................1

         1.1.     The Merger.................................................1

         1.2.     Articles of Incorporation..................................1

         1.3.     By-Laws....................................................2

         1.4.     Directors and Officers.....................................2

         1.5.     Effective Time.............................................2


ARTICLE II  CONVERSION OF SHARES.............................................2

         2.1.     Company Common Stock.......................................2

         2.2.     Fractional Interests.......................................3

         2.3.     Anti-Dilution Provisions...................................3

         2.4.     Purchaser Common Stock.....................................3

         2.5.     Exchange of Shares.........................................3

         2.6.     Employee Stock Options.....................................5

         2.7.     Warrants...................................................5


ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................6

         3.1.     Organization...............................................6

         3.2.     Capitalization.............................................6

         3.3.     Authorization of this Agreement............................7

         3.4.     Consents and Approvals; No Violation.......................8

         3.5.     Financial Statements and Reports...........................8

         3.6.     Absence of Material Adverse Change.........................9

         3.7.     Information in Proxy Statement/Prospectus, Registration
                  Statement and HSR Filings..................................9

         3.8.     Undisclosed Liabilities...................................10

         3.9.     Taxes.....................................................10

         3.10.    Litigation................................................11

         3.11.    Compliance with Laws......................................11

         3.12.    Real and Personal Property; Assets........................11

         3.13.    Employment Agreements and Benefits, etc...................12

         3.14.    Opinion of Financial Advisor..............................13

         3.15.    Finders and Brokers.......................................13

         3.16.    Certain Contracts and Arrangements........................13

         3.17.    Employee Relations........................................14

         3.18.    Intellectual Property; Software...........................14

         3.19.    Environmental Matters.....................................15

         3.20.    Related Party and Affiliate Transactions..................15

         3.21.    Insurance.................................................15

         3.22.    Questionable Payments.....................................15

         3.23.    Disclosure................................................16


ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE PARENT
         AND THE PURCHASER..................................................16

         4.1.     Organization..............................................16

         4.2.     Capitalization............................................16

         4.3.     Authorization of this Agreement...........................17

         4.4.     Consents and Approvals; No Violation......................17

         4.5.     Financial Statements and Reports..........................18

         4.6.     Absence of Material Adverse Change........................18

         4.7.     Information in Proxy Statement/Prospectus, Registration
                  Statement and HSR Filings.................................19

         4.8.     Undisclosed Liabilities...................................19

         4.9.     Taxes.....................................................19

         4.10.    Litigation................................................19

         4.11.    Compliance with Laws......................................20

         4.12.    Finders and Investment Bankers............................20

         4.13.    Disclosure................................................20

ARTICLE V  CONDUCT OF BUSINESS PENDING THE MERGER...........................20

         5.1.     Conduct of the Business of the Company....................20

         5.2.     Conduct of the Business of Parent and the Purchaser.......22

         5.3.     SEC Filings...............................................22


ARTICLE VI  ADDITIONAL AGREEMENTS...........................................23

         6.1.     Proxy Statement/Prospectus; S-4 Registration Statement....23

         6.2.     Access to Information.....................................24

         6.3.     Consents..................................................24

         6.4.     Board Actions; Company Shareholder Meeting................25

         6.5.     Commercially Reasonable Efforts...........................26

         6.6.     Public Announcements......................................26

         6.7.     Consent of the Parent.....................................26

         6.8.     No Solicitation...........................................26

         6.9.     Indemnification...........................................28

         6.10.    Employee Benefits.........................................29

         6.11.    Tax Covenants.............................................30

         6.12.    Section 16b-3.............................................30

         6.13.    Rule 145..................................................30

         6.14.    Nasdaq National Market....................................30


ARTICLE VII  CLOSING CONDITIONS.............................................30

         7.1.     Conditions to the Obligations of the Parent, the
                  Purchaser and the Company.................................30

         7.2.     Conditions to the Obligations of the Parent and the
                  Purchaser.................................................31

         7.3.     Conditions to the Obligations of the Company..............32


ARTICLE VIII  CLOSING.......................................................33

         8.1.     Time and Place............................................33

         8.2.     Filings at the Closing....................................33


ARTICLE IX  TERMINATION AND ABANDONMENT.....................................34

         9.1.     Termination...............................................34

         9.2.     Procedure and Effect of Termination.......................35

ARTICLE X  MISCELLANEOUS....................................................36

         10.1.    Amendment and Modification................................36

         10.2.    Waiver of Compliance; Consents............................36

         10.3.    Survival of Warranties....................................37

         10.4.    Notices...................................................37

         10.5.    Assignment; Parties in Interest...........................38

         10.6.    Expenses..................................................38

         10.7.    Specific Performance......................................38

         10.8.    Governing Law.............................................38

         10.9.    Counterparts..............................................39

         10.10.   Interpretation............................................39

         10.11.   Entire Agreement..........................................39

         10.12.   Severability..............................................39

         10.13.   Jurisdiction and Process..................................39

         10.14.   Interpretation of Representations; Disclosure Letters.....39

         10.15.   Reliance by Parent and Purchaser..........................40

         10.16.   Tax Disclosure............................................40

ANNEX I:     Defined Terms
ANNEX II:    Forms of Voting Agreements
ANNEX IIA:   List of Shareholders signing Voting Agreement
ANNEX III:   Form of Parent Tax Certificate
ANNEX IV:    Form of Company Tax Certificate
ANNEX V:     Form of Tax Opinion from Parent's Counsel
ANNEX VI:    Form of Tax Opinion from Company's Counsel

================================================================================















                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                NCO GROUP, INC.,

                          NCOG ACQUISITION CORPORATION

                                       AND

                             RMH TELESERVICES, INC.



                          Dated as of November 18, 2003













================================================================================